                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

    Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box: [ ] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) [X] Definitive Proxy Statement [ ] Definitive Additional Materials [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

          ULTRAK, INC.        (Name of Registrant as Specified in its Charter)
------------------------------

                              (Name of Person(s) Filing Proxy Statement, if
------------------------------other than the Registrant)

    Payment of Filing Fee (Check the appropriate box): [X] No fee required. [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1) Title of each class of securities to which transaction applies: COMMON STOCK
                                                                    ------------

(2) Aggregate number of securities to which transaction applies:       N/A
                                                                ----------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
                                                ------------------------------

(4) Proposed maximum aggregate value of transaction: N/A
                                                     ---------------------------

(5) Total fee paid: N/A
                    ---------------------------------

--------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                                  ULTRAK, INC.
                             1301 WATERS RIDGE DRIVE
                             LEWISVILLE, TEXAS 75057

April 26, 2001

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of Ultrak, Inc. (the "Company") to be held at Ultrak's Worldwide Support Center, 1301 Waters Ridge Drive, Lewisville, Texas 75057 at 9:00 a.m., central daylight time, on Friday, June 1, 2001.

    The attached Notice of Annual Meeting and Proxy Statement fully describe the formal business to be transacted at the Meeting, which includes (i) the election of five directors, (ii) the approval of amendments to the Ultrak, Inc. 1988 Non-Qualified Stock Option Plan (the "1988 Plan") that would (a) increase the number of shares available under the 1988 Plan to 2,200,000, and (b) reduce the vesting period for future options granted under the 1988 Plan from five years to three years, and (iii) the approval and ratification of independent certified public accountants of the Company.

    Directors and officers of the Company will be present to help host the Meeting and to respond to any questions that our shareholders may have. I hope you will be able to attend.

    The Company's Board of Directors believes that a favorable vote (i) for each person nominated to serve as a director of the Company, (ii) for approval of amendments to the 1988 Plan, and (iii) for approval and ratification of Grant Thornton, LLP as the firm of independent certified public accountants to audit the accounts of the Company for the fiscal year ending December 31, 2001, are in the best interests of the Company and its shareholders. Therefore, the Board of Directors unanimously recommends a vote "FOR" each such director, "FOR" the approval of amendments to the 1988 Plan, and "FOR" approval and ratification of Grant Thornton LLP as the Company's independent certified public accountants. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed Proxy promptly.

    Please sign, date and return the enclosed Proxy without delay. If you attend the Meeting, you may vote in person even if you have previously mailed a Proxy.

    Sincerely,

    /s/ GEORGE K. BROADY
    George K. Broady
    Chairman of the Board

                                  ULTRAK, INC.
                             1301 WATERS RIDGE DRIVE
                             LEWISVILLE, TEXAS 75057

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 1, 2001

                            -------------------------

TO THE SHAREHOLDERS OF ULTRAK, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Ultrak, Inc. (the "Company" or "Ultrak") will be held at 1301 Waters Ridge Drive, Lewisville, Texas 75057 on Friday, June 1, 2001 at 9:00 a.m., central daylight time, for the following purposes:

(1) to elect five directors to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified;

(2) to approve amendments to the Ultrak, Inc. 1988 Non-Qualified Stock Option Plan (the "1988 Plan") that would (i) increase the number of shares available under the 1988 Plan to 2,200,000 and (ii) reduce the vesting period for future options granted under the 1988 Plan from five years to three years;

(3) to ratify the selection of Grant Thornton LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001; and,

(4) to transact such other business as may properly come before the Meeting or any adjournment thereof.

    The close of business on April 26, 2001 has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Meeting or any adjournment thereof. For a period of at least ten days prior to the Meeting, a complete list of shareholders entitled to vote at the Meeting shall be open to the examination of any shareholder during ordinary business hours at the offices of the Company at 1301 Waters Ridge Drive, Lewisville, Texas 75057.

    Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

    SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

    By Order of the Board of Directors,

    /s/ CHRIS T. SHARNG
    Chris T. Sharng
    Secretary

    April 26, 2001

                                   ULTRAK, INC.
                             1301 WATERS RIDGE DRIVE
                             LEWISVILLE, TEXAS 75057

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 1, 2001

    This Proxy Statement is being first mailed on or about May 4, 2001 to shareholders of Ultrak, Inc., a Delaware corporation (the "Company" or "Ultrak"), by the Board of Directors of the Company to solicit proxies (the "Proxies") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at 1301 Waters Ridge Drive, Lewisville, Texas 75057 on Friday, June 1, 2001, at 9:00 a.m., central daylight time, or at such other time and place to which the Meeting may be adjourned.

    The purpose of the Meeting is to consider and act upon (i) the election of five directors; (ii) the approval of amendments to the Ultrak, Inc. 1988 Non-Qualified Stock Option Plan (the "1988 Plan") that would (a) increase the number of shares available under the 1988 Plan to 2,200,000, and (b) reduce the vesting period for future options granted under the 1988 Plan from five years to three years; (iii) the approval and ratification of independent certified public accountants; and (iv) such other matters as may properly come before the Meeting or any adjournment thereof.

    All shares represented by valid Proxies, unless the shareholder otherwise specifies, will be voted (i) FOR the election of the five persons named under "Election of Directors" as nominees for election as directors of the Company;
(ii) FOR approval of amendments to the 1988 Plan that would (a) increase the number of shares available under the 1988 Plan to 2,200,000 and (b) reduce the vesting period for future options granted under the 1988 Plan from five years to three years; (iii) FOR the approval and ratification of Grant Thornton LLP as the firm of independent certified public accountants to audit the accounts of the Company for the fiscal year ending December 31, 2001 (notwithstanding the selection of Grant Thornton LLP, the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during the year if the Board of Directors feels that such a change would be in the best interests of the Company and its shareholders); and (iv) at the discretion of the Proxy holders with regard to any other matters that may properly come before the Meeting or any adjournment thereof. Where a shareholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly.

    The Proxy may be revoked at any time by providing written notice of such revocation to the person named as proxy, by voting in person at the Meeting or by giving a later Proxy.

                        RECORD DATE AND VOTING SECURITIES

    The record date for determining the shareholders entitled to vote at the Meeting was the close of business on April 26, 2001 (the "Record Date"), at which time the Company had issued and outstanding 11,688,888 shares of Common Stock, $0.01 par value ("Common Stock"), and 195,351 shares of Series A 12% Cumulative Convertible Preferred Stock, $5.00 par value ("Series A Preferred Stock") (the Common Stock and the Series A Preferred Stock are sometimes collectively referred to herein as the "Voting Shares"). The Voting Shares constitute the only outstanding voting securities of the Company entitled to be voted at the Meeting.

                                QUORUM AND VOTING

    The presence, in person or by Proxy, of the holders of Voting Shares holding a majority of the votes entitled to be cast is necessary to constitute a quorum at the Meeting. Each holder of shares of Common Stock is entitled to one vote per share of Common Stock and each holder of shares of Series A Preferred Stock is entitled to 16.667 votes per share of Series A Preferred Stock with respect to each matter (including the election of directors) to be voted on at the Meeting. Assuming the presence of a quorum, the affirmative vote equal to at least a majority of the votes cast at the Meeting, in person or by Proxy, is required for the election of directors, approval of amendments to the 1988 Plan, and approval of the independent certified public accountants. Abstentions will be included in vote totals and, as such, will have the same effect as a negative vote. Where nominee recordholders do not vote on specific issues because they did not receive specific instructions on such proposal from the beneficial owners of such shares ("broker nonvotes"), such broker nonvotes will not be included in vote totals and, as such, will not be considered as votes cast.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

    There are five directors to be elected for terms expiring at the Company's Annual Meeting of Shareholders in 2002 or until their respective successors are elected and qualified. The persons nominated for election as directors are listed below. Each of the nominees has indicated his willingness to serve as a member of the Board of Directors if elected; however, in case any nominee shall become unavailable for election to the Board of Directors for any reason not presently known or contemplated, the Proxy holders will have discretionary authority in that instance to vote the Proxy for a substitute.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ELECTION OF EACH OF THE DIRECTORS LISTED BELOW.

    GEORGE K. BROADY, age 62, has served as Chairman of the Board and Chief Executive Officer of the Company since March 1991, and served as President of the Company from March 1991 to August 1997. From 1988 to 1991, Mr. Broady was the President and owner of Geneva Merchant Bankers of Dallas, Texas. Prior to 1988, Mr. Broady was Chairman and Chief Executive Officer of Network Security Corporation, a publicly held company that he founded in 1971 and which was sold in 1987. Mr. Broady received his Bachelor of Science degree from Iowa State University in 1960.

    CHARLES C. NEAL, age 42, became a Director of the Company in May 1994. Mr. Neal has been President of Chas. A. Neal & Company of Miami, Oklahoma, a company which owns interests in oil and gas properties and in various corporations in several industries, including banking, since 1989. From 1985 to 1989, Mr. Neal was with Merrill Lynch & Co. Mr. Neal is a director of five privately held corporations and several civic organizations. Mr. Neal received his Bachelor of Arts degree in Economics from the University of Oklahoma in 1981 and a Juris Doctor/Masters of Business Administration degree from the University of Chicago Law School and Graduate School of Business in 1985.

    ROBERT F. SEXTON, age 66, became a Director of the Company in May 1995. Mr. Sexton has been President of Bakery Associates, Inc., a Dallas based company which brokers packaging for bakery goods, since 1983. From 1973 to 1983, Mr. Sexton was Executive Vice President and a director of Campbell Taggart, Inc., a baking company. Mr. Sexton earned his Bachelor of Business Administration degree in Industrial Management in 1956 from the University of Texas.

    GEORGE VINCENT BROADY, age 33, became a Director of the Company in June 1999. Mr. Broady is the son of George K. Broady, Chairman of the Board and Chief Executive Officer of the Company. Mr. Broady is co-founder and editorial director since 1996 of GameSpot.com (Spot Media, Inc.), based in San Francisco, California, the world's most popular website for information on computer games. He sold his interest in GameSpot to Ziff-Davis Inc.-ZD Net, a publicly traded company, in a stock transaction at the time of ZD Net's public offering in March 1999. Prior to this, Mr. Broady served as the executive editor of Multimedia World magazine, a subsidiary of PC World magazine from 1993 to 1995. From 1992 to 1993 he was marketing director for Ultrak's consumer/do-it-yourself group. Mr. Broady served as President of Verdict TeleReviews, Inc., located in Dallas, Texas from 1990 to 1992, where he was a co-founder of the first pay-per-call review service for computer games. Mr. Broady received his Bachelor of Arts degree in Religious Studies from Brown University in 1990.

    MALCOLM J. GUDIS, age 59, became a Director of the Company in June 1999. Mr. Gudis retired in January 1993 as senior vice president (international and global industries) and a member of the Board of Directors of Electronic Data Systems Corporation ("EDS"), a Dallas based company that provides consulting and business process management of computers, networks, information processing and business operations. He also served on the EDS Leadership Council. Prior to joining EDS, Mr. Gudis served in marketing and management positions for two Fortune 500 corporations. He also founded a California computer leasing and marketing company in 1968 and served as its Chief Executive Officer. Mr. Gudis currently serves on the Advisory Boards of the Fisher Graduate School of Business at Ohio State University and the Shelter of Christian Ministries located in Dallas, Texas. He is also a director of the Episcopal School of Dallas and the Carnegie Council on Ethics and International Affairs located in New York. Mr. Gudis earned his Bachelor of Science degree in finance and marketing in 1964 from Ohio State University.

                        BOARD OF DIRECTORS AND COMMITTEES

    The Company has an Audit Committee and a Compensation Committee to assist the Board of Directors.

    The Audit Committee, which was composed of Messrs. Neal, Sexton, and Gudis, with Mr. Neal serving as Chairman, met four times in 2000. The Audit Committee is responsible for (i) reviewing the scope of, and the fees for, the annual audit of the Company, (ii) reviewing with the independent auditors the Company's corporate accounting practices and policies, (iii) reviewing with the independent auditors their final report, (iv) reviewing with the independent auditors overall accounting and financial controls, (v) being available to the independent auditors during the year for consultation purposes, and (vi) performing the additional duties required by the Company's Audit Committee Charter (attached as Appendix A).

    The Compensation Committee, which was composed of Messrs. Neal, Sexton and Gudis, with Mr. Sexton serving as Chairman, met four times in 2000. The Compensation Committee is responsible for determining the nature and amount of compensation for the executive officers of the Company, and for granting stock options under the Company's stock option plans.

    During 2000, there were three regularly scheduled meetings and five special meetings of the Board of Directors, and all directors of the Company attended at least 75% of all meetings of the Board of Directors and each of the committees on which they served.

                               EXECUTIVE OFFICERS

The current executive officers of the Company are as follows:


                NAME                        AGE                        POSITION
       ----------------------               ---       ------------------------------------------

       George K. Broady.............        62        Chairman of the Board and Chief Executive Officer

       Peter D. Beare...............        44        President and Chief Operating Officer

       Chris T. Sharng..............        37        Senior Vice President, Chief Financial Officer,
                                                      and Secretary

       Wendy S. Diddell.............        35        Senior Vice President of Sales and Marketing

------------

See "Election of Directors" for business experience information concerning Mr. Broady.

    Peter D. Beare has been the President and Chief Operating Officer of the Company since July 2000, and was the Vice President - Technology of the Company from May 2000 to July 2000. Mr. Beare is based out of the Company's office located in the United Kingdom (UK). From April 1994 to May 2000, he was employed by Baxall Ltd. in the UK, a subsidiary of Upperpoint, in various capacities, including Managing Director and later joining the main board of Upperpoint as Technology Director. Prior to Baxall Ltd., Mr. Beare was a consultant to various companies in the communications and audio industries. From 1986 to 1990, Mr. Beare was the Founder and Director of Camteq, Ltd. in the UK.

    Chris T. Sharng joined Ultrak in October 2000 as Senior Vice President and Chief Financial Officer. From March 1989 to July 2000 he was employed by Mattel, Inc. in El Segundo, California, in various capacities, including Vice President of International Finance and Planning.

    Wendy S. Diddell has been the Senior Vice President of Sales and Marketing at Ultrak since August 2000, after serving as Vice President of the Consumer Group from July 1997 to August 2000. From April 1991 to July 1997, Ms. Diddell was employed by Philips Consumer Electronics Company in Knoxville, Tennessee, in various capacities, including National Account Director.

                             EXECUTIVE COMPENSATION

    The following summary sets forth all annual and long-term compensation paid or accrued to the Company's Chief Executive Officer and each of the Company's executive officers earning in excess of $100,000 during 2000 for services rendered to the Company during the fiscal years ended December 31, 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                     ANNUAL COMPENSATION          COMPENSATION
                                               ------------------------------     ------------

                  NAME AND
                  PRINCIPAL                                                         STOCK               ALL OTHER
                  POSITION          YEAR         SALARY             BONUS          OPTIONS            COMPENSATION
             ------------------     ----       -----------          -----          -------            -------------

             George K. Broady,      2000       $ 385,632                --         132,000               $ 3,174(1)
             Chief Executive
             Officer                1999       $ 385,000                --              --               $ 3,003(1)

                                    1998       $ 385,046(2)             --              --               $ 5,000(1)

             Peter D. Beare         2000       $ 101,444(3)             --          62,000               $ 2,252(4)
             President                                                                                   $ 6,297(5)
                                    1999              --                --              --                    --

                                    1998              --                --              --                    --

             Wendy S. Diddell       2000       $ 164,981         $  71,250          35,000               $ 3,974(1)
             Senior Vice                                                                                 $10,620(6)
             President of Sales     1999       $ 138,173         $  53,195          10,000               $ 3,755(1)
             and Marketing
                                    1998       $ 111,231(2)      $  40,941              --               $ 3,418(1)

             Tim D. Torno,          2000       $ 214,451(9)      $   5,000          15,000               $ 4,574(1)
             Vice President-
             Finance, Assistant     1999       $ 187,200         $   5,000              --               $ 5,000(1)
             Secretary and
             Treasurer (7)          1998       $ 193,113(2)             --              --               $ 5,000(1)

             Theodore J.            2000       $ 239,928(10)            --          22,000               $ 3,942(1)
             Wlazlowski,
             Executive Vice         1999       $ 200,000                --          45,000               $ 3,031(1)
             President (8)
                                    1998       $ 173,477(2)      $ 100,000(11)      40,000               $   843(1)

------------

(1)      Contribution to 401(k) Plan on behalf of employee.
(2)      Includes 27 pay periods in 1998.
(3) For period from May 8, 2000 to December 31, 2000. Compensation is paid out of the Company's UK office in U.S. Dollars.
(4)      Amount paid for employee's use of automobile in the U.S.
(5)      Amount paid for employee's U.S. related housing expense.
(6)      Value realized due to exercise of stock options.
(7)      Mr. Torno's employment with the Company ceased as of October 20, 2000.
(8) Mr. Wlazlowski's employment with the Company ceased as of September 26, 2000.
(9) Includes $27,251 paid for accrued vacation not used prior to the cessation of Mr. Torno's employment with the Company.
(10) Includes $9,928 paid for accrued vacation not used prior to the cessation of Mr. Wlazlowski's employment with the Company.
(11) Mr. Wlazlowski's 1998 bonus was paid pursuant to the terms of his employment agreement.

OPTION GRANTS IN LAST FISCAL YEAR

    The table below shows information on grants of stock options to the Named Officers under the 1988 Plan and the 1997 Plan (as defined below), during the fiscal year ended December 31, 2000, which options are reflected in the Summary Compensation Table.


                                             INDIVIDUAL GRANTS                                               POTENTIAL REALIZED
                                                                                                               VALUE AT ASSUMED
                      ----------------------------------------------------------------                          RATES OF STOCK
                                                                                                              PRICE APPRECIATION
                          NUMBER OF                                                                             FOR OPTION TERM
                         SECURITIES       % OF TOTAL                                                            ---------------
                         UNDERLYING       GRANTED TO        EXERCISE      PRICE ON
                           OPTIONS       EMPLOYEES IN         PRICE        DATE OF        EXPIRATION
       NAME              GRANTED(#)       FISCAL YEAR       ($/SHARE)       GRANT            DATE             5%             10%
-----------------     ---------------  ----------------  -------------- --------------  ---------------   ----------     ----------


George K. Broady...      100,000(a)            15.93%       $   9.25       $   9.25          01/24/2010   $  602,089     $1,506,634
                          32,000(a)             5.0%        $   7.125      $   7.125         06/02/2010   $  133,615     $  347,811
                          ------                ----                                                      ----------     ----------
                         132,000               21.03%                                                     $  735,704     $1,854,445

Peter D. Beare.....       12,000(a)             1.92%       $   7.125      $   7.125         06/02/2010   $   50,105     $  130,429
                          50,000(a)             7.97%       $   5.9375     $   5.9375        09/14/2010   $  196,884     $  489,353
                          ------                -----                                                     ----------     ----------
                          62,000                9.89%                                                     $  246,989     $  619,782

Chris T. Sharng....       25,000(a)             3.99%       $   6.25       $   6.25          10/02/2010   $   98,265     $  249,022

Wendy S. Diddell...        5,000(a)             0.80%       $   9.25       $   9.25          01/24/2010   $   30,104     $   75,332
                          30,000(a)             4.78%       $   7.125      $   7.125         06/02/2010   $  125,264     $  326,073
                          ------                -----                                                     ----------     ----------
                          35,000                5.58%                                                     $  155,368     $  401,405

Tim D. Torno (b)           4,000(a)             0.64%       $   9.25       $   9.25          01/24/2010   $   24,084     $   60,265
                          11,000(a)             1.75%       $   7.125      $   7.125           6/2/2010   $   45,930     $  119,560
                          ------                -----                                                     ----------     ----------
                          15,000                2.39%                                                     $   70,014     $  179,825

Theodore J.               22,000(a)             3.51%       $   7.125      $   7.125           6/2/2010   $   91,860     $  239,120
Wlazlowski (b)

------------

(a) Options granted under the 1988 Plan previously vested in one-fifth increments over a five-year period. If the proposed amendments to the 1988 Plan are approved at the Meeting, future options granted under the 1988 Plan after the amendments are approved will vest in one-third increments over a three year period.

(b) Under the terms of the 1988 Plan, all stock options not exercised within 30 days after termination of employment will terminate. Messrs. Torno's and Wlazlowski's employment with the Company ceased as of October 20, 2000 and September 26, 2000, respectively, resulting in the cancellation prior to December 31, 2000 of all unexercised options previously granted to Messrs. Torno and Wlazlowski.


STOCK OPTION PLANS

    The Company maintains two stock option plans as described below:

ULTRAK, INC. 1988 NON-QUALIFIED STOCK OPTION PLAN (THE "1988 PLAN")

    The Company adopted the 1988 Plan on April 15, 1988, and the 1988 Plan currently permits option grants on an aggregate of 1,700,000 shares of Common Stock. The 1988 Plan has previously been amended on November 1, 1991, December 28, 1993, September 27, 1996, and January 24, 2000. Only non-qualified stock options may be issued pursuant to the 1988 Plan.

    Pursuant to the 1988 Plan, options to purchase shares of Common Stock may be issued to full-time employees, including officers, and non-employee directors, chosen by the Compensation Committee of the Board of Directors. Prior to the adoption of the Amendments (as described and defined below), the options vest based upon full-time employment with the Company at the rate of 20% per year over a five-year period. If the Amendments are approved, future options granted under the 1988 Plan will vest at the rate of 33 1/3% over a three-year period. The options expire ten years from the date of grant. The option exercise price is based on the market price of the Common Stock as of the close of business on the business day prior to the date of grant. Options which are vested may be exercised at any time thereafter and prior to the expiration of the option.

    Unvested options under the 1988 Plan automatically vest in the event (i) the optionee dies or becomes disabled, (ii) the Company is merged, consolidated or reorganized, (iii) the Company is dissolved or liquidated, (iv) substantially all property and assets of the Company are sold, (v) more than 50% ownership of the Company is transferred, or (vi) the employee is terminated other than for cause and his or her written employment agreement so provides. Further, if an employee is dismissed for cause, unexercised vested options may be exercised for 30 days before automatically expiring.

ULTRAK, INC. 1997 INCENTIVE STOCK OPTION PLAN (THE "1997 PLAN")

    The 1997 Plan was adopted on May 23, 1997 and options may be granted under the 1997 Plan to eligible employees and non-employee directors of the Company for the purchase of a maximum of 400,000 shares of Common Stock. Employees eligible under the 1997 Plan are the non-employee directors, executive officers and such other management employees as determined by the Compensation Committee each year. To be eligible for an option grant for a fiscal year, an otherwise eligible employee or director must be employed by the Company or serve as a director as of January 1 of that year. The 1997 Plan is a formula-based plan administered by the Compensation Committee. Under the 1997 Plan, the Compensation Committee may grant either non-qualified stock options or incentive stock options as defined by the Internal Revenue Code of 1986, as amended (the "Code").

    Options are granted under the 1997 Plan based on the Company achieving one or more of the following considerations for the fiscal year: (i) Economic Value Added ("EVA"), the primary component of which is the amount of net income for the year which exceeds a hurdle or target amount of return on shareholders' equity, (ii) Market Value Added ("MVA"), the primary component of which is the increase in the market value of the Company for the fiscal year as measured by the price of the Common Stock or (iii) Budget Achievement ("Budget"), the primary component of which is the Company meeting or exceeding its approved financial budget for the fiscal year. Prior to December 31 of each fiscal year, the Compensation Committee will determine the percentage that each of the above considerations represents in the determination of grants under the 1997 Plan, which percentages must aggregate to 100%, and the maximum number of options that can be granted based on the fiscal year's performance ("Option Pool"), which cannot exceed 1% of the outstanding Common Stock of the Company. Prior to December 31 of each fiscal year, the Compensation Committee will determine the percentage that each eligible employee and non-employee director is eligible to receive from the Option Pool. No options were granted under the 1997 Plan during the fiscal year ended December 31, 2000.

    TAX STATUS OF STOCK OPTIONS

    Pursuant to the 1988 Plan, the Compensation Committee may only grant non-qualified options. Pursuant to the 1997 Plan, the Compensation Committee may provide for an option to qualify either as an incentive stock option or non-qualified option.

    INCENTIVE STOCK OPTIONS. All stock options that qualify under the rules of
Section 422 of the Code will be entitled to incentive stock option treatment. To receive incentive stock option treatment, an optionee must not dispose of the acquired stock within two years after the option is granted or within one year after the shares are transferred to the optionee. In addition, the individual must have been an employee of the Company for the entire time from the date of granting of the option until three months (one year if the employee is disabled) before the date of the exercise. The requirement that the individual be an employee and the two-year and one-year holding periods are waived in the case of death of the employee. If all such requirements are met, no tax will be imposed upon the exercise of the option, and any gain upon sale of stock will be entitled to capital gain treatment. The employee's gain on exercise (the excess of fair market value at the time of exercise over the exercise price) of an incentive stock option is a tax preference item and, accordingly, is included in the computation of alternative minimum taxable income.

    If an employee does not meet the two-year and one-year holding requirements (a "disqualifying disposition"), but does meet all other requirements, income tax will be imposed at the time of sale of the stock. In such event, the employee's gain on exercise will be treated as ordinary income rather than capital gain and the Company will get a corresponding deduction at the time of sale. Any remaining gain on sale will be short-term or long-term capital gain, depending on the holding period of the stock. If the amount realized on the disqualifying disposition is less than the value at the date of exercise, the amount includible in gross income, and the amount deductible by the Company, will equal the excess of the amount realized on the sale or exchange over the exercise price.

    NON-QUALIFIED STOCK OPTIONS. Generally, an optionee will not recognize income for federal income tax purposes upon the grant of a non-qualified option. On exercise of a non-qualified option, however, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares, and the Company will be allowed a federal income tax deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee.

    The foregoing statements are based upon present federal income tax laws and regulations and are subject to change if the tax laws and regulations, or interpretations thereof, are changed.


                                 PROPOSAL NO. 2
                           AMENDMENTS TO ULTRAK, INC.
                      1988 NON-QUALIFIED STOCK OPTION PLAN

         The 1988 Plan currently covers an aggregate of 1,700,000 shares of Common Stock. The Company adopted the 1988 Plan on April 15, 1988, and the 1988 Plan has been amended four times previously to increase the number of shares of Common Stock covered by the 1988 Plan. On March 29, 2001, the Board of Directors unanimously (a) approved amendments to the 1988 Plan (the "Amendments") that would (i) increase the number of shares available under the 1988 Plan to 2,200,000, and (ii) reduced the vesting period for future options granted under the 1988 Plan from five years to three years and (b) recommended that the Amendments be submitted to the shareholders of the Company. If the Amendments receive shareholder approval, the number of shares issuable under the 1988 Plan will be increased from 1,700,000, to 2,200,000, and future options granted under the 1988 Plan will have a three year vesting period rather than a five year vesting period.

DESCRIPTION OF THE 1988 PLAN

         Pursuant to the 1988 Plan, options to purchase shares of Common Stock may be issued to full-time employees, including officers, chosen by the Compensation Committee of the Board of Directors. Prior to the Amendments, the options vest based upon full-time employment with the Company at the rate of 20% per year over a five-year period. If the Amendments are approved, then future options granted under the 1988 Plan will vest based upon full-time employment with the Company at the rate of 33 1/3% per year over a three year period. The options under the 1988 Plan expire ten years from the date of grant. The option exercise price is based upon the approximate current value of the Company's Common Stock on the date of grant. Options which are vested may be exercised at any time thereafter and prior to the expiration of the option.

         The options may be exercised for the entire amount of optioned shares granted in the event (i) the optionee dies or becomes disabled, (ii) the Company is merged, consolidated or reorganized, (iii) the Company is dissolved or liquidated, (iv) substantially all property and assets of the Company are sold, (v) if more than 50% of the ownership of the Company is transferred, or
(vi) if the employee is terminated, but not for cause, and his written employment agreement so provides. Further, if an employee is dismissed for cause, unexercised options to the extent vested may be exercised for 30 days before automatically expiring.

    All full-time employees and the non-employee Directors of the Company are eligible to receive grants under the 1988 Plan. All five of the Company's Directors and all four of the Company's current executive officers have outstanding option grants under the 1988 Plan. As of December 31, 2000, options to purchase an aggregate of 1,118,569 shares of Common Stock were outstanding under both the 1988 Plan and the 1997 Plan at exercise prices ranging from $2.16 per share to $18.25 per share. Of the total options, options to purchase 450,851 shares were subject to options held by the four current executive officers of the Company. The option exercise price is set by the Compensation Committee of the Board of Directors based on the market price of the Company's Common Stock as of the close of business the day prior to the date of grant. During 2000, 627,500 options were granted to employees of the Company at the market price. During 2000, 166,065 options were exercised by twenty-two employees and options to purchase 296,838 shares were cancelled.

    The increase in the number of shares of Common Stock subject to the 1988 Plan is designed to ensure that a sufficient reserve of Common Stock is available under the 1988 Plan. The change in the vesting schedule will allow the Company to provide much more attractive equity incentives to retain existing employees and to attract prospective employees. The Company believes that the Amendments will, among other things, enhance the long-term shareholder value of the Company by offering opportunities to optionees to participate in the Company's growth and success and to encourage optionees to remain in the service of the Company and to acquire and maintain stock ownership in the Company.

RECOMMENDATION AND REQUIRED AFFIRMATIVE VOTE

    Approval of the Amendments to the 1988 Plan requires the affirmative vote equal to at least a majority of the Voting Shares, represented in person or by Proxy at the Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE 1988 PLAN.

OPTION/SAR GRANTS, EXERCISES AND HOLDINGS

    There were two exercises of stock options (or tandem SARs) and freestanding SARs during 2000 by the named executive officers. The shares acquired upon exercise during 2000 and the unexercised options owned by the named executive officers as of December 31, 2000 are presented below:

                                                                            NUMBER OF
                                                                           SECURITIES            VALUE OF
                                                                           UNDERLYING         UNEXERCISED IN-
                                                                           UNEXERCISED           THE-MONEY
                                                                          OPTIONS/SARS         OPTIONS/SARS
                                              SHARES          VALUE        AT 12/31/00          AT 12/31/00
                                            ACQUIRED ON     REALIZED      EXERCISABLE/         EXERCISABLE/
                           NAME             EXERCISE #       ($) (1)      UNEXERCISABLE      UNEXERCISABLE(2)
                    -----------------    ---------------  -----------  ------------------  ------------------
                    George K. Broady            --             --         188,851/132,000          $333,590/$ 0

                    Peter D. Beare              --             --                0/62,000               $ 0/$ 0

                    Chris T. Sharng             --             --                0/25,000               $ 0/$ 0

                    Wendy S. Diddell         2,000        $10,620                0/43,000               $ 0/$ 0

                    Tim D. Torno            12,500(3)          --                  0/0(a)            $ 0/$ 0(4)

                    Theodore J.                 --             --                  0/0(a)            $ 0/$ 0(4)
                    Wlazlowski

--------

(1) Based on the fair market value of the shares on the exercise date less the exercise price paid for those shares.

(2) Based on the fair market value of the option shares at fiscal year end ($4.5625 per share on the basis of the closing selling price on the NASDAQ National Market at fiscal year-end) less the exercise price. If the closing price is less than the exercise price, then the value of unexercised options equals zero.

(3) Mr. Torno was issued restricted stock subject to a one (1) year holding period under Rule 144 of the Securities Act of 1933.

(4) Messrs. Torno's and Wlazlowski's employment with the Company ceased as of October 20, 2000 and September 26, 2000, respectively. The 1988 Plan provides that all stock options not exercised within 30 days after termination of employment will terminate and, accordingly, unexercised outstanding stock options held by Messrs. Torno and Wlazlowski were canceled prior to December 31, 2000.

EMPLOYEE BENEFIT PLANS

    The Company does not sponsor any defined benefit or actuarial plans. However, the Company does sponsor a 401(k) plan for all eligible employees whereby the Company matched 50% during 2000 of the employee's contribution up to 6% of the employee's base salary. In 2000, Messrs. Broady, Torno and Wlazlowski and Ms. Diddell each received $3,174, $4,574, $3,942, and $3,974, respectively in matching 401(k) contributions under this program. Mr. Beare is covered under the UK statutory contribution program and therefore did not participate in the 401(k) plan in 2000.

    During 2000, the Company provided a medical insurance program for its full-time employees of which it paid 60% of the premium. As of December 31, 2000, the Company did not have any defined benefit retirement or non-contributory pension plans for its employees, officers or directors.

    The Company has a policy that all loans from the Company or its subsidiaries to its officers, directors and key employees or their affiliates must be approved by a majority of disinterested directors. There were no loans to officers, directors and/or key employees or their affiliates during 2000.

COMPENSATION OF  DIRECTORS

    Each director of the Company serves until the next annual meeting of the Company's shareholders or until his successor is elected and qualified. Each non-employee director receives an annual fee of $16,500, and officers and directors are generally reimbursed for out-of-pocket expenses incurred in connection with attendance at Board of Directors and committee meetings. Each non-employee director was awarded an option to purchase 20,000 shares at an exercise price equal to the fair market value on January 24, 2000.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

    Peter D. Beare, President and Chief Operating Officer, Chris T. Sharng, Senior Vice President, Chief Financial Officer, and Secretary, and Ms. Diddell, Senior Vice President of Sales and Marketing, have written employment agreements with the Company with varying terms and provisions which provide for a one year term but automatically extend for one year periods unless otherwise terminated upon 60 days notice prior to the end of each one year term. The employment agreements originally set Mr. Beare's, Mr. Sharng's and Ms. Diddell's base salaries at $225,000, $175,000, and $175,000, respectively; however, the Board of Directors may, in its discretion, decide to compensate the three at higher rates and has periodically elected to do so. These employment agreements are collectively referred to as the "Employment Agreements."

    The Employment Agreements also contain standard provisions relating to the employee being entitled to participate in the 1988 Plan and the 1997 Plan and an annual bonus program. The Employment Agreements also provide that the employee is to be reimbursed for reasonable expenses incurred in connection with the Company's business and certain relocation expenses. The Employment Agreements further provide for standard paid vacations, other health and accident coverage and insurance benefits.

    The Employment Agreements provide for severance benefits under certain circumstances. The terms "change of control," "cause," and "disability" are used in the following description as defined in the Employment Agreements. The Employment Agreements terminate upon the death or disability of the employee. Under the Employment Agreements, if the Company terminates the employment of either Mr. Beare or Ms. Diddell without cause, then the Company will continue to pay each person compensation and benefits for the designated period of eighteen months from the date of termination, and if the Company terminates the employment of Mr. Sharng without cause, then the Company will continue compensation and benefits for the designated period of twelve months from the date of termination.

    The Company may terminate each of the Employment Agreements for "cause" if the employee commits a material breach of the agreement or any written policies or procedures of the Company, commits any felony, willfully engages in acts that he knew or should have known would cause material harm to Company property, goodwill or existing business interests, engages in any violation of any civil law, or fails to substantially perform his duties. If terminated by the Company for any of those reasons, all benefits, including all unexercised and unvested stock options previously granted to the employee, are cancelled and rendered null and void.

    The Employment Agreements provide that Messrs. Beare and Sharng and Ms. Diddell will not, for a period of one (1) year after termination, work for a competing business, solicit former customers, solicit employees of the Company to terminate employment, or disclose confidential or proprietary business information, including but not limited to customer/supplier lists and related information.

    In the event that a "change of control" occurs with respect to the Company, and Mr. Beare's and/or Ms. Diddell's employment is terminated by the Company or by the employee, each will be entitled to receive compensation and benefits for the designated period of eighteen months from the date of termination and all unexercised and unvested options become exercisable immediately for the full amount of the optioned shares. In the event that a "change of control" occurs with respect to the Company, and Mr. Sharng's employment is terminated by the Company or by the employee, he will be entitled to receive compensation and benefits for the designated period of six months from the date of termination and all unexercised and unvested options become exercisable immediately for the full amount of the optioned shares.

AUDIT COMMITTEE REPORT

    The Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of the financial management, independent auditors and financial reporting procedures of the Company. The Audit Committee is composed of three directors who meet the independence and experience requirements of NASDAQ and acts under a written charter adopted in 2000 which is reviewed and reassessed annually by the Audit Committee. The charter is attached as Appendix A.

    Management is responsible for the Company's internal controls and the financial reporting process. Grant Thornton LLP, the Company's independent accountants, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

    The Audit Committee reviewed and discussed the Company's audited financial statements for the year ended December 31, 2000 with the Company's management and Grant Thornton LLP. In this context, the Audit Committee has met and discussed with management and Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATIONS WITH AUDIT COMMITTEES, as amended, and Statement on Auditing Standards No. 71, INTERIM FINANCIAL REPORTING, as amended. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with the accounting principles generally accepted in the United States of America. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and has reviewed, evaluated and discussed the written report with that firm and its independence from the Company. The Audit Committee has also considered whether the independent auditors' provision of information technology and other non-audit services to the Company is compatible with the auditors' independence.

    The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of the examination, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

    Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000. The Committee has also recommended the selection of Grant Thornton LLP as the Company's independent auditors for 2001.

                                 AUDIT COMMITTEE
                            Charles C. Neal (Chairman)
                                 Robert F. Sexton
                                 Malcolm J. Gudis


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    Grant Thornton LLP did not render professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

AUDIT FEES

    The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $199,000.

ALL OTHER FEES

    The aggregate fees billed by Grant Thornton LLP for services rendered to the Company for the fiscal year ended December 31, 2000, other than for services described above under "Audit Fees," were $359,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Charles C. Neal, Robert F. Sexton and Malcolm J. Gudis served as members of the Compensation Committee of the Board of Directors. Each of Messrs. Neal, Sexton and Gudis are non-employee directors. There were no "Compensation Committee interlocks" during fiscal year 2000.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee has furnished the following report on the Company's executive compensation program. The report describes the Compensation Committee's compensation policies applicable to the Company's executive officers. During 2000, the Compensation Committee of the Board of Directors of the Company was comprised of Charles C. Neal, Robert F. Sexton and Malcolm J. Gudis, all of whom are non-employee directors. Mr. Sexton served as Chairman.

GENERAL COMPENSATION PHILOSOPHY

    The Company applies a consistent philosophy to compensation for all employees, including executive officers. The basic premise of this philosophy is pay for performance. The Compensation Committee views executive compensation as consisting of three main components: base salary and benefits, annual incentives and long-term incentives. The Compensation Committee's objective is to attract, retain and motivate executive officers through this combination to achieve strategic and financial objectives in order to create value for the shareholders of Ultrak. The Compensation Committee has created a total compensation package in which compensation is determined primarily on performance-based, objective criteria, such as net income, net income per share, return on equity and returns to shareholders through long-term appreciation of the Company's Common Stock. The Compensation Committee would like to encourage ownership of Ultrak Common Stock by the executive officers and to tie a large portion of the executive officers' compensation to the performance of the Company, in order to align executive officers' interests more closely with shareholders' interests. The Compensation Committee also wants to have a discretionary component to reward exceptional individual achievement.

    The Compensation Committee believes that Messrs. Broady, Beare and Sharng, and Ms. Diddell, as the Executive Officers of the Company, significantly and directly influence the Company's overall performance. Accordingly, the Compensation Committee uses base salary and benefits, annual incentives and long-term incentives to retain and motivate them and evaluates their compensation in light of their performance as well as the performance of the Company. The Compensation Committee awarded Mr. Broady options to purchase 100,000 shares of Common Stock on January 24, 2000 and 32,000 shares of Common Stock on June 2, 2000. The Compensation Committee awarded Mr. Beare options to purchase 12,000 shares of Common Stock on June 2, 2000 (pursuant to the terms of Mr. Beare's employment agreement) and 50,000 shares of Common Stock on September 14, 2000. The Compensation Committee awarded Mr. Sharng options to purchase 25,000 shares of Common Stock on October 2, 2000 (pursuant to the terms of Mr. Sharng's employment agreement), and it awarded Ms. Diddell options to purchase 5,000 shares of Common Stock on January 24, 2000, and 30,000 shares of Common Stock on June 2, 2000.

    In 2000, no payments were made to the executive officers pursuant to the long term incentive plan for 2000. In addition, no bonuses were paid to the executive officers in 2000, with the exception of a bonus of $71,250 paid to Ms. Diddell.

    The Compensation Committee reviewed the salaries and bonuses of its executive officers in late 2000. The Compensation Committee also reviewed the performance of its executive officers and the Company during 2000. The Compensation Committee considered the Company's financial performance, successful completion of strategic objectives and expense control during 2000 and, based upon its analysis, the Compensation Committee decided not to increase the base salaries for 2001 of Messrs. Broady, Beare and Sharng and Ms. Diddell.

COMPANY PERFORMANCE AND CEO COMPENSATION

    The Company's pay-for-performance compensation program is clearly evidenced in the compensation of the Company's Chief Executive Officer, George K. Broady. Mr. Broady does not have an employment contract. Mr. Broady's compensation is determined in the same manner as described above for all executive officers.

    In 2000, Mr. Broady's base salary remained unchanged from prior years. He received $385,632 as base salary in 2000 and Mr. Broady was awarded options to purchase 132,000 shares of Common Stock in 2000 in accordance with the long term incentives to retain and motivate executives as discussed above. Due to the Company's failure to meet incentive targets, Mr. Broady did not receive a bonus in 2000.

    The Compensation Committee reviewed the Company's investment in Detection Systems, Inc. ("DSI") at a meeting held on August 20, 1999, and it was noted that the Company's investment in DSI was due to Mr. Broady's review and analysis of DSI. Investment banking fees, success fees, and other similar fees payable to someone who identifies a successful business opportunity were discussed and it was noted that Mr. Broady could have made the DSI investment through other means. The Compensation Committee determined that Mr. Broady deserved compensation if the investment in DSI proved profitable for the Company and approved a resolution which provided, upon a sale of the Company's stock in DSI, for the Company to pay Mr. Broady a cash bonus equal to ten percent (10%) of an amount equal to the Company's net pre-tax profit on the investment in DSI with the Company's interest costs or carrying charges in connection with the DSI investment being deducted in calculating the Company's net pre-tax profit. On January 12, 2001, the Company accepted an offer to tender its 21% interest in DSI and received proceeds from the sale in January 2001.

COMPENSATION POLICY REGARDING DEDUCTIBILITY

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company's five most highly paid executive officers. Certain performance-based compensation that has been approved by shareholders is not subject to the deduction limit. It is the Company's intent to use reasonable efforts to cause awards under the Company's compensation programs that could exceed the $1,000,000 limit to constitute performance-based compensation that are not subject to Section
162(m) of the Code. Although it is the Company's policy to make reasonable efforts to cause executive compensation to be eligible for deductibility under Section 162(m) of the Code, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals the Compensation Committee has not adopted a policy that all compensation must be deductible.

    The Compensation Committee believes that the Company's executive compensation policies and plans described above provide a program that aligns the interests of the Company's executives and the Company's shareholders.

                             COMPENSATION COMMITTEE
                           Robert F. Sexton (Chairman)
                                Charles C. Neal
                                Malcolm J. Gudis

STOCK PRICE PERFORMANCE GRAPH

    The following chart compares the cumulative total shareholder return on the Common Stock during the five fiscal years ended December 31, 2000 with the cumulative total return on the NASDAQ Stock Market index and a self-determined peer group. The self-determined peer group consists of six companies actively competing with the Company in the security industry.

    The Company relied upon information provided by the University of Chicago Center for Research in Securities Prices with respect to the peer group stock performance. The Company did not attempt to validate the information supplied to it other than to review it for reasonableness. The comparison assumes $100 was invested on December 31, 1995 in the Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                              PERFORMANCE GRAPH FOR
                                  ULTRAK, INC.

Prepared by the Center for Research in Security Prices Produced on April 19, 2001 including data to 12/29/00

                               12/31/95      12/30/96      12/29/97     12/31/98      12/31/99     12/31/00
                               --------      --------      --------     --------      --------     --------
         Ultrak, Inc.           100.0          473.8        142.7         114.6        120.4         70.9
     NASDAQ Stock Market
        (US Companies)          100.0          123.0        150.7         212.5        394.8         237.4
       Self-Determined
          Peer Group            100.0          98.9          93.8         58.1         102.4         90.4

     Companies in the Self-Determined Peer Group:

         CHECKPOINT SYSTEMS INC.                   COHU INC.
         INTERLOGIX INC.                           SENSORMATIC ELECTRONICS CORP.
         SILENT WITNESS ENTERPRISES LTD.           VICON INDUSTRIES INC.


NOTES:

    A. Data in the chart represents monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D.  The index level for all series was set to $100.00 on 12/31/95.

              SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock and Series A Preferred Stock as of December 31, 2000 by (i) each person who is known to the Company to own beneficially more than five percent of the outstanding shares of Common Stock or the outstanding shares of Series A Preferred Stock of the Company and their address, (ii) each executive officer named in the Summary Compensation Table,
(iii) each director and (iv) all current executive officers and directors as a group.

                                                              COMMON STOCK(1)                   SERIES A PREFERRED STOCK(1)
                                                     ------------------------------           -------------------------------
                                                       SHARES            PERCENTAGE           SHARES               PERCENTAGE
                                                     ---------           ----------           ------               ----------
          George K. Broady(2)                        1,991,235             16.2%              195,351                100.0%

          Dimensional Fund Advisors, Inc.(3)           875,300              7.5%                  --                  --

          Becker Capital Management, Inc.(4)           739,100              6.3%                  --                  --

          Franklin Resources, Inc.(5)                  297,400              2.5%                  --                  --

          George Vincent Broady(6)                     191,096              1.6%                  --                  --

          Charles C. Neal(7)                           174,650              1.5%                  --                  --

          Robert F. Sexton(8)                          107,066                 *                  --                  --

          Tim D. Torno                                  37,734                 *                  --                  --

          Malcolm J. Gudis(9)                           14,000                 *                  --                  --

          Wendy S. Diddell(10)                           1,000                 *                  --                  --

          All current executive officers and
          directors as a group (eight persons)(11)   2,479,047             20.8%              195,351                100.0%

-------

* less than 1%

(1) Except as otherwise indicated, the persons named in the table possess sole voting and investment power with respect to all shares shown as beneficially owned.
(2) Includes 208,851 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days and 406,981 shares issuable upon conversion of shares of the Series A Preferred Stock owned by Mr. Broady. Mr. Broady owns all 195,351 outstanding shares of Series A Preferred Stock and each share of Series A Preferred Stock has 16.667 votes on all matters submitted to a vote of shareholders. Through his ownership of Common Stock and the Series A Preferred Stock, Mr. Broady controls approximately 31% of the voting power of all outstanding shares of the Company's capital stock. Mr. Broady's address is 1301 Waters Ridge Drive, Lewisville, Texas 75057.
(3) Dimensional Fund Advisors, Inc.'s address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. All information regarding Dimensional Fund Advisors, Inc. is based on a Schedule 13G filed by such person with the Securities and Exchange Commission in February 2001.
(4) Becker Capital Management, Inc.'s address is 1211 SW Fifth Ave., Suite 2185, Portland, OR 97204. All information regarding Becker Capital Management, Inc. is based on a Schedule 13G filed by such person with the Securities and Exchange Commission in January 2001.
(5) Franklin Resources, Inc.'s address is 777 Mariners Island Blvd., San Mateo, CA 94404. All information regarding Franklin Resources is based on a
     Schedule 13G filed by such person with the Securities and Exchange Commission in January 2001.
(6) Includes 105,000 shares held in trust by Cantrell Partners, 26,325 shares owned by Mr. Broady's wife, and 4,000 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days held by Mr. Broady.
(7) Comprised of 9,650 shares owned by Pantheon, Incorporated, a corporation owned by Mr. Neal and his wife, and 161,000 shares owned by Chas. A. Neal & Company, a corporation of which Mr. Neal is President, and 4,000 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days held by Mr. Neal.
(8) Includes 5,556 shares owned by Mr. Sexton's wife and 4,000 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days held by Mr. Sexton.
(9) Includes 4,000 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days held by Mr. Gudis.
(10) Comprised of 1,000 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days held by Ms. Diddell
(11) Includes shares owned and options to purchase an aggregate of 225,851 shares that are currently exercisable or exercisable within 60 days.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    There were no transactions during the fiscal year ended December 31, 2000 to which the Company or any of its subsidiaries were a party in which the amount involved exceeds $60,000 and in which any officer, director or security holder known to own of record or beneficially more than five percent of the Company's stock has or had a direct or indirect material interest.

                                 PROPOSAL NO. 3
          SELECTION AND RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

    Grant Thornton LLP has served as independent certified public accountants to audit the accounts of the Company for the fiscal year ending December 31, 2000. The Board of Directors has appointed Grant Thornton LLP to act as the independent auditors for the year ending December 31, 2001. If the shareholders of the Company do not approve such appointment, the Board of Directors will not appoint the firm as auditors for the fiscal year ending December 31, 2001. Approval and ratification of the appointment of Grant Thornton LLP requires the affirmative vote equal to at least a majority of the votes cast at the Meeting in person or by Proxy. Representatives of Grant Thornton LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions. Notwithstanding the selection of Grant Thornton LLP, the Board of Directors, in its discretion, may direct appointment of new independent auditors at any time during the year if the Board of Directors feels that such a change would be in the best interests of the Company and it shareholders.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL AND RATIFICATION OF GRANT THORNTON LLP.

                                 OTHER BUSINESS

    The Board of Directors knows of no matter other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.

                              SHAREHOLDER PROPOSALS

    Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 2002 Annual Meeting of Shareholders, such proposals must be received by the Company not later than January 3, 2002. Such proposals should be directed to Ultrak, Inc., 1301 Waters Ridge Drive, Lewisville, Texas 75057
Attention: Corporate Secretary.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and 10% shareholders of the Common Stock or securities convertible into Common Stock, to file with the Securities and Exchange Commission ("SEC") reports of ownership and reports of changes in ownership in the Common Stock. Such officers, directors and 10% shareholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company and written representations that no other forms were required during the 2000 fiscal year the Company believes that all
Section 16(a) filing requirements were complied with except as follows:
George Vincent Broady, Malcolm J. Gudis and Robert F. Sexton failed to file Form 3 reports, and their Form 3 holdings were reported on their Form 5 reports for the 2000 fiscal year; George Vincent Broady's Form 5 report for the 2000 fiscal year was not timely filed; and Mr. Gudis did not timely file a Form 4 report for an acquisition of the Company's Common Stock during 2000 and reported this acquisition on a Form 5 report for the 2000 fiscal year.

                                  MISCELLANEOUS

    All costs incurred in the solicitation of Proxies will be borne by the Company. In addition to the solicitation by mail, officers and employees of the Company may solicit Proxies by telephone, telegraph or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

    THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 (THE "ANNUAL REPORT") ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE DEEMED PART OF THIS PROXY STATEMENT.

    By Order of the Board of Directors,

    /s/ CHRIS T. SHARNG
    Chris T. Sharng
    Secretary

    Lewisville, Texas
    April 26, 2001

                                  [ULTRAK LOGO]

                             1301 Waters Ridge Drive
                             Lewisville, Texas 75057
                               Tel: (972) 353-6500
                               Fax: (972) 353-6574

                                  ULTRAK, INC.

                             AUDIT COMMITTEE CHARTER

I.     PURPOSE

       The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems or internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

               - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.
               -  Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.
               -  Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board.

       The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.    COMPOSITION

       The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Independence from the Corporation is defined in the NASDAQ rules. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

       The members of the Committee shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.   MEETINGS

       The Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with the manager of the internal audit function and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financial information consistent with IV.4. below.

IV.    RESPONSIBILITIES AND DUTIES

       To fulfill its responsibilities and duties the Committee shall:

       DOCUMENTS/REPORTS REVIEW

       1. Review and update this Charter periodically, at least annually, as conditions dictate.


Appendix A - Page 1

       2. Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

       3. Review the regular internal reports to management prepared by the internal auditing personnel and management's response.

       4. Review with management and the independent accountants the financial results contained in the Form 10-Q and Form 10-K prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

       5. Review with management and the independent accountants the memorandum of advisory comments, required communication to the audit committee required under Statement of Auditing Standard No. 61 and independence communication.

       INDEPENDENT ACCOUNTANTS

       6. Recommend to the Board the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the independent accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

       7. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

       8. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements. Request special projects as necessary.

       FINANCIAL REPORTING PROCESS

       9. In consultation with the independent accountants and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

       10. Solicit and consider the independent accountants' judgments about the qualitative and quantitative aspects of and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

       11. Consider and approve, if appropriate, in conjunction with management, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

       PROCESS IMPROVEMENTS

       12. Establish regular and separate systems of reporting to the Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

       13. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

Appendix A - Page 2

       14. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

       15. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

       ETHICAL AND LEGAL COMPLIANCE

       16. Review activities, organizational structure, and qualifications of the internal audit function within the Corporation.

       17. Review, with the Corporation's counsel, legal compliance matters including corporate securities trading and the Corporation stock trading policies.

       18. Review, with the Corporation's counsel, any legal matters that could have a significant impact on the Corporation's financial statements.

       19. Perform any other activities consistent with this Charter, the Corporation's By-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

       20. The Committee shall issue a report to be included in the Corporation's proxy statement each year stating that the Committee has:

              a) Reviewed and discussed the audited financial statements with management.

              b) Discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and Statement on Auditing Standards No. 71, Interim Financial Reporting, as amended.

              c) Reviewed from the auditor written disclosures regarding the auditor's independence required by Independence Standards Board Standard No. 1, as amended, and discussed with the independent auditor the auditor's independence.

              d) Based on the reviews and discussions with management and the independent auditor, recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

       21. In connection with its responsibilities, the Committee shall have the power to investigate any matter brought to its attention and shall have full access to the books, records and personnel of the Corporation. The Committee shall have the power to retain independent counsel or other experts in connection with its responsibilities, the fees and expenses of such counsel and experts to be paid by the Corporation.

       22. Safe Harbor - While the Committee has the functions set forth in this Charter, it is not the responsibility or fiduciary duty of the Committee to determine that the Corporation's financial statements are prepared accurately and completely and in accordance with general accepted accounting principles. Additionally, it is not the Committee's duty to assure that the management of the Corporation, the outside independent auditors of the Corporation or the Corporation's legal counsel are in compliance with all applicable laws and regulations. When performing its duties, the Committee is only obligated to rely on the advice and information it receives from management, the independent auditors, legal counsel or other experts retained by the Committee in connection with its responsibilities.


Appendix A - Page 3

                                  ULTRAK, INC.
                                   PROXY CARD

The undersigned hereby (i) acknowledges receipt of the Annual Meeting of Shareholders of Ultrak, Inc. (the "Company") to be held at 1301 Waters Ridge Drive, Lewisville, Texas 75057, on Friday, June 1, 2001 at 9:00 a.m., central daylight time, and the Proxy Statement in connection therewith; and (ii) appoints George K. Broady and Chris T. Sharng, and each of them, the undersigned's proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock and Preferred Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof, and the undersigned directs that his proxy be voted as follows:

                  (a) Proposal To Elect Five Directors To Serve Until the Next
                      Annual Meeting Of Shareholders Or Until Their Respective Successors Are Elected And Qualified.

                  [ ] FOR all nominees listed below

                  [ ] WITHHOLD AUTHORITY to vote for all (except as marked to the contrary) nominees listed below

                  Directors: George K. Broady, Charles C. Neal, Robert F. Sexton, Vincent Broady and Malcolm J. Gudis

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

                  (b) Proposal To Approve Of Amendments To The Ultrak, Inc. 1988 Non-Qualified Stock Option Plan (The "1988 Plan") That Would
                  (i) Increase The Number Of Shares Available Under The 1988 Plan To 2,200,000 And (ii) Reduce The Vesting Period For Future Options Granted Under The 1988 Plan From Five Years To Three Years.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN



                  (c) Proposal To Ratify The Selection By The Board Of Directors Of Grant Thornton LLP As The Firm Of Independent Certified Public Accountants And The Ability To Appoint New Independent Auditors At Any Time During The Year If Believed By The Board Of Directors To Be In The Best Interests Of The Company And Its Shareholders.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN



                  (d) In The Discretion Of The Proxies On Any Other Matter That May Properly Come Before The Meeting Or Any Adjournment Thereof.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

                  (Continued and to be signed on reverse side)

                           (Continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE MATTERS SPECIFICALLY REFERRED TO ABOVE.

If more than one of the proxies named above shall be present in person or by substitute at the meeting or any adjournment thereof, both of the proxies so present and voting, either in person or by substitute, shall exercise all of the proxies hereby given.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such Common Stock and Preferred Stock and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

    Signature:_____________________________

    Printed Name:__________________________

    Dated:_________________________________

    Please date this Proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the Proxy should be signed by a duly authorized officer.

    Please date, sign and mail this proxy card in the enclosed envelope. No postage is required.